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                                                                    Exhibit 99.1

[PolyOne logo]

                                                        N E W S   R E L E A S E



              POLYONE RELEASES PRELIMINARY FOURTH-QUARTER RESULTS;
                      FINAL RESULTS TO BE ISSUED FEBRUARY 4

CLEVELAND - January 23, 2004 - PolyOne Corporation (NYSE: POL), a leading global polymer services company, announced today that it expects to report fourth-quarter 2003 operating results in line with its October 29, 2003, guidance of an estimated loss before special items of $0.08 to $0.14 per share.

For the fourth quarter of 2003, sales approximate $475 million from continuing operations and $135 million from discontinued operations, or total sales of approximately $610 million, an increase of 5 percent over fourth-quarter 2002 total sales. Further, PolyOne expects a fourth-quarter 2003 net loss per share of $2.04 to $2.06, which includes a net loss before special items of $0.07 to $0.09 per share. The preliminary net loss before special items is currently within the range of Wall Street estimates found on First Call.

The quarter's net loss from continuing operations is expected to approximate $0.31 to $0.33 per share, which includes a net loss before special items of $0.06 to $0.08 per share. Both the net loss and loss before special items include retained indirect costs previously associated with three non-core businesses to be reported as discontinued operations.

The 2003 fourth-quarter special items include total charges of approximately $173 million pre tax ($179 million after tax), or $1.97 per share. The special charges relate largely to (a) ongoing personnel reductions; (b) the previously announced closing of the Burlington, N.J.; Wynne, Ark.; and DeForest, Wis., plants; and (c) the non-cash charge announced on January 15, 2003, associated with the discontinued operations.

PolyOne will provide restated historic financial data reflecting its decision to divest the non-core businesses and report them as discontinued operations. To accommodate the restatement of historic financial information, PolyOne will release earnings for fourth-quarter 2003 on February 4, 2004, rather than on the previously communicated date of January 29, 2004.

POLYONE FOURTH-QUARTER 2003 CONFERENCE CALL
PolyOne will host a conference call at 10:30 a.m. Eastern time on February 5, 2004. The conference dial-in number is 888-489-0038 (domestic) or 706-643-1611 (international), conference topic: PolyOne Earnings Call. The replay number is 800-642-1687 (domestic) or 706-645-9291 (international). The conference ID for the replay is 4281892. The call will be broadcast live and then via replay for two weeks on the Company's Web site: http://www.polyone.com.

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ABOUT POLYONE
PolyOne Corporation, with 2002 revenues of $2.5 billion, is an international polymer services company with operations in thermoplastic compounds, specialty resins, specialty polymer formulations, engineered films, color and additive systems, elastomer compounding and thermoplastic resin distribution. Headquartered in Avon Lake, Ohio, PolyOne has employees at manufacturing sites in North America, Europe, Asia and Australia, and joint ventures in North America, South America, Europe and Asia. Information on the Company's products and services can be found at www.polyone.com.

PolyOne Media & Investor Contact:           Dennis Cocco
                                            Vice President, Investor Relations
                                            & Communications
                                            440.930.1538


FORWARD-LOOKING STATEMENTS
In this press release, statements that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, the press release contains the Company's preliminary fourth quarter results which are subject to change as the Company closes its books and completes the audit process.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Form 10-Q, 8-K and 10-K reports to the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. (Ref. #12304)